Third Quarter 2020 October 27, 2020 UMB Financial Exhibit 99.2

Cautionary Notice about Forward-Looking Statements This presentation of UMB Financial Corporation (the “company,” “our,” “us,” or “we”) contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously, the COVID-19 pandemic (the “pandemic”) may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. The pandemic has created a global public-health crisis that has resulted in widespread volatility and deteriorations in household, business, economic, and market conditions. It is currently adversely affecting the company and its customers, counterparties, employees, and third-party service providers, and the continued adverse impacts on our business, financial position, results of operations, and prospects could be significant. We are not able to accurately predict the extent of the impact of the pandemic on our capital, liquidity, and other financial positions and on our business, results of operations, and prospects at this time, and we believe it will depend on a number of evolving factors, including: (i) the duration, extent and severity of the pandemic; (ii) the response of governmental and non-governmental authorities to the pandemic, which is rapidly changing and not always coordinated or consistent across jurisdictions; (iii) the effect of the pandemic on our customers, counterparties, employees and third-party service providers, which may vary widely, and which is generally expected to increase our credit, operational, and other risks and (iv) the effect of the pandemic on economies and markets, which in turn could adversely affect, among other things, the origination of new loans and the performance of our existing loans. The pandemic is also expected to have a significant impact on our current expected credit loss (CECL) calculation and related provision under a new accounting standard that we were required to adopt in January 2020. The CECL calculation includes periodic estimates of the net amount expected to be collected over the contractual term of certain financial assets, and requires us to take into account, among other things, economic conditions forecasted over the life of the financial asset, including the current and anticipated effects of the pandemic. Any forward-looking statement should be evaluated in light of these considerations. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

Corporate Snapshot Corporate Trust / Investment Banking Division Fund Services Asset-based lending Accounts receivable financing Healthcare Services Prairie Capital Management Private Wealth Management / Personal Trust 91 banking centers 232 ATMs Our Footprint National Presence UMB Financial Corporation Headquarters UMB Bank Presence Allowance for credit losses for loans only, excludes ACL related to HTM securities. Financial Highlights (at, or for the 3 months ended, 9/30/20) ($ in millions) Founded 1913 Ticker UMBF Exchange Nasdaq Market Cap $2,354 Total Assets 30,251 Gross Loans 15,950 Total Deposits 24,738 Common Equity 2,854 Loans / Deposits 65% CET1 11.93% Total Risk Based Capital 14.17% ACL(1) / Total Loans 1.33% ACL(1) / Total Loans ex. PPP 1.46% NPLs / Total Loans 0.59% Net Charge-Offs / Avg Loans 0.13% Fee Income / Revenue 38%

Peer Source for all charts: S&P Global; current as of 10/23/20 *Industry NCO/Avg Loans source: FDIC Quarterly Banking Profile Well-Positioned for the Current Environment Excess Liquidity Long-Term History of Quality Credit Metrics Leading Fee Income Strong Capital Position Net Charge-offs / Average Loans Liquidity to deploy in favorable operating environments Capital provides flexibility in downturns Fee income provides a revenue buffer in low-rate environments Unwavering underwriting standards Loans / Deposits 100% 50% Total Risk-Based Capital Ratio $272.4 $298.7 $282.7 $271.9 $297.4 ___ Industry* Peers ___ ___ Peers

Our Commitment to Corporate Citizenship Inclusion & Diversity Community Impact Efficient & Sensible Resource Use Strong Corporate Governance As we all navigate a global pandemic and an increasingly polarized environment, we are engaging our associates, customers and communities through pro-active outreach and dialogue. Associate volunteerism and corporate philanthropy help build strong community partnerships. 580 nonprofit organizations had UMB volunteers in 2019 1,052 volunteer days off used in 2019 More than $2.5 million in donations and sponsorships in 2019 $75,000 donated to nonprofits through the UMB Foundation matching gift program Ongoing conversations and events to foster dialogue, break down barriers and educate 8 business resource groups with nearly 20% associate participation Diverse panel hiring approach 2019 new hires were 33.1% people of color, 47.4% women and 4.7% veterans We want our company to be as diverse as the world we live in. UMB recognizes the undeniable importance of sustainable business practices. Effective governance programs help achieve business goals and drive stakeholder value. 13-person board of directors, with 11 independent members Deliberate selection and nomination criteria which includes diversity standards in the board hiring process Robust risk oversight with distinct risk management committees: enterprise risk, asset and liability, and credit. Closely analyzed and competitive compensation practices 64 UMB buildings operate with energy-efficient lighting programs More than 183,000 kilowatt hours generated from solar panels More than 10% reduction in printer impressions in 2019 vs. 2018 27,000 pounds of co-mingled recycling Read our 2019 Corporate Citizenship Report at UMB.com/CorporateCitizenship

Our Continued Response to COVID-19 Operational Readiness Associates Communities Customers Maintaining business continuity protocol and executive-level pandemic task force Increased and strengthened network capacity Early move to drive-through only branches to protect associates and customers; now seeing customers on-site by appointment to ensure safety Implemented remote working arrangements for ~80% of our staff; measured return to the office began in third quarter Enhanced cleaning and disinfecting, reconfiguration of workspace to allow social distancing, re-thinking common space in facilities, addition of plexiglass dividers in lobbies to protect customers and associates UMB is a founding member of the Kansas City Regional COVID-19 Response and Recovery Fund UMB was able to donate and deliver more than 2,500 N95 masks to clients in eight states who are on the front line of the crisis, including hospitals, senior living facilities and dental offices UMB’s matching gift program helps extend the reach of our associates’ generosity Supported communities by sourcing meals from local customer-owned restaurants Improved social distancing for those whose roles require them to work onsite utilizing various sites across our footprint Supplemented compensation and added additional PTO days for those initially unable to work remotely Provided lunch from local restaurants for associates on site Added easier access to our associate assistance fund for associates impacted by the crisis Expanded health insurance coverage for COVID-19 testing and access to telehealth services Initial Assistance Offered a 90-day moratorium on initiating foreclosure on mortgages and home equity lines and loans Offered six-month term loan payment deferral option for current small business customers Ongoing Efforts Options for consumer loan and mortgage deferment or modifications on an individual, customized basis Access to additional credit lines extended on a case-by-case basis Ongoing Efforts (continued) Individualized credit card repayment and deferral options, as well as a balance transfer opportunity Augmented relief program to ensure bank fees did not reduce stimulus proceeds for eligible customers Increased mobile deposit limits Booked more than 5,300 loans for over $1.5 billion in funded loans as part of the Paycheck Protection Program

3Q Financial Highlights

Earnings Summary – 3Q 2020 The Company adopted ASU 2016-13 as of 1/1/2020. See additional information on slides 30-32. Non-GAAP adjustments include provision for credit losses. See the non-GAAP reconciliation and additional information on slide 37. Non-GAAP adjustments include acquisition expense, severance expense, COVID-19 related expenses and the cumulative tax impact of these adjustments. See the non-GAAP reconciliations and additional information on slide 39. Non-GAAP adjustments include goodwill and other intangibles, net. See non-GAAP reconciliation and additional information on slide 40. $ in thousands, except share and per share data; unaudited

Noninterest Income – 3Q 2020 3rd Quarter ‘20 Drivers Noninterest income decreased $7.5MM, or 6.2%, compared to 2Q’20, primarily driven by: A decrease of $6.2MM in company-owned life insurance income, included in “other income,” reflecting lower market valuations. This decrease is offset by a proportionate decrease in deferred compensation expense; A decrease of $4.2MM in trading and investment banking, related to lower trading volumes compared to strong linked-quarter levels, and decreases in market valuations in our trading portfolio; and A decrease of $3.7MM in gains on the sale of securities; Partially offset by An increase of $4.2MM in trust and securities processing income, driven by a strong quarter in asset servicing and wealth management; and An increase of $2.4MM in bankcard fees, driven by a 21.1% increase in card purchase volume, led by healthcare debit and commercial credit spending.

Noninterest Income Composition – 3Q 2020 Trust & Securities Processing Composition: ($ in millions) Source of Income: 3Q’20 2Q’20 3Q’19 Personal Banking $ 16.4 $ 15.0 $ 16.4 Institutional Banking: Asset Servicing 24.7 22.5 21.0 Corp. Trust & Inst. Asset Mgmt. 9.5 8.8 7.8   $ 50.6 $ 46.3 $ 45.2 Other Service Charges on Deposit Accounts Trust & Securities Processing Gains on Sales of Securities Trading & Investment Banking Bankcard Fees Brokerage Fees Insurance Fees & Commissions

Card Purchase Trends Purchase Volume & Interchange Revenue (1) Percentages less than 5% have been omitted. Change in purchase volume – 3rd quarter vs. 2nd quarter of indicated year 2016 2017 2018 2019 2020 (5.9%) (5.8%) (3.7%) +2.1% +21.1%

Noninterest Expense – 3Q 2020 Operating noninterest expense, which excludes the impact of acquisition expense, severance expense and COVID-19 related expense, was $193.7 million for the third quarter of 2020, a decrease of $10.6 million, or 5.2 percent, compared to the linked quarter, and an increase of $2.5 million, or 1.3 percent, compared to the third quarter of 2019. See slide 39 for a reconciliation of this non-GAAP financial measure. Noninterest expense decreased $10.5MM, or 5.1%, compared to 2Q’20, driven by largely by: A decrease of $8.0MM in deferred compensation expense, with a proportional decrease in COLI income in noninterest income; $1.9MM lower bonus and commission expense; A decrease of $3.0MM in other expense related to reduced operational losses; and $901k of lower regulatory fees. Partially offset by an increase of $2.7MM in severance expense. 3rd Quarter ‘20 Drivers

Balance Sheet

Select Balance Sheet Items $ in thousands, average balances; unaudited Three Months Ended Other average earning assets include taxable and tax-exempt securities, trading securities, federal funds and resell agreements and interest bearing due from banks.

Strong Capital Position Capital Ratio Trends (%) These ratios are reflective of the Company’s election to utilize the 5-year regulatory capital phase-in of the adoption of ASU 2016-13 under recently issued inter-agency guidance. Total Risk-Based Capital Tier 1 Leverage Common Equity Tier 1 / Tier 1 RBC (1) (1) (1)

High Quality Investment Portfolio Securities Held to Maturity $1.1 billion at September 30, 2020 Securities Available for Sale $8.7 billion at September 30, 2020 Governmental Other Higher Education Healthcare Utility Social Service Industrial Cultural Civic K-12 Education NFP - Other Average Balance: $8.6 billion Average Yield: 2.33% Duration: 59 months Average Balance: $1.1 billion Average Yield: 2.95% Duration: 68 months Total Portfolio Average Yield: 2.38% Duration: 60 months Agencies Corporates Municipals Mortgage-Backed Securities Treasuries Net of allowance for credit losses for securities held to maturity. (1)

Securities Portfolio Statistics (1) Roll off includes cash flow from maturities, calls or amortizations of securities and excludes roll off related to non-core purchases.  (2) Purchased amount is presented net of purchases made related to sales. AFS Portfolio Activity

Deposit Trends and Composition Average Deposit Growth and Cost 5-yr CAGR: 8.8% (2014-2019) 15-yr CAGR: 9.5% (2004-2019) Long-Term Track Record At September 30, 2020 Deposits by Type Deposits by Line of Business Non-Interest Bearing Interest-Bearing MMDA & Savings Time Deposits Interest-Bearing Performance Commercial Personal Institutional Commercial – Regional Banking 34% Personal – Consumer & Private Wealth 26% Commercial – Specialty Banking – 2% Inst. – Corp. Trust & Inv. Banking 11% Inst. – Healthcare Svcs. 11% Inst. – Other 16%

Growth of Diversified Loan Portfolio Average Loans & Yields 5-yr CAGR: 12.8% (2014-2019) 15-yr CAGR: 10.7% (2004-2019) Long-Term Track Record

Loan Portfolio Composition Variable Rate Loans: 52% of loans are variable, $8.3 billion at September 30, 2020 Tied to LIBOR for the next quarter: 72% or ~$6.0 billion Tied to Prime for the next quarter: 28% or ~$2.3 billion Loan Repricing / Maturity Schedule: 51% reprice in 4Q 2020 63% reprice in the next 12 months At September 30, 2020 * Includes C&I, leases and commercial credit card. Loans by Type Loans by Geography Average Yield 3.60% Kansas City CO St Louis AZ 9% KS TX 10% Greater MO 5% NE-2% OK-2% Commercial * Commercial Real Estate Residential Real Estate Consumer 2% Construction PPP Loans MN-1%

Quarterly Loan Activity Commercial Banking Line Draws & Utilization Trends PPP loans of are included in gross loan production and net loan growth in second and third quarter 2020.

Commercial & Industrial Loan Portfolio C&I Portfolio Statistics (1) C&I Industry Diversification (2) Oil & Gas Average loan size: $4.4 million Considerations Internal limits on loan size and projects per sponsor Concentration guidelines for all lending verticals, monitored for changing conditions Includes commercial & industrial loans and leases; Excludes commercial credit card balances and PPP loans. Industries as a percentage of C&I portfolio. PPP loams are excluded from the denominator when calculating percentages of total loans. Upstream Service Midstream Down- stream $428MM 3.0% of total UMB loans (3) Transp. / Warehouse Diversified Technology Materials Manufacturing Auto-Related Healthcare Commercial Services Other (4) Agribusiness RE & Construction Finance & Insurance Energy-Related $5.8B 39.9% of total UMB loans Entertainment/Recreation Consumer Services Government/Education Apparel &Textiles Utilities Undefined / Misc. (4) Other - 11% Retail – 3% Food/Beverage Manufacturing – 3% Other smaller categories – 5% (3)

Commercial Real Estate – Disciplined Expansion Construction / Land Dev. 15% Owner-Occupied 28% Investment CRE 47% $5.9B Farmland 9% Total Portfolio: Average Loan-to-value: 62% Recourse: 90% Regulatory Concentrations (3) Total non-farmland CRE / Total RBC: 147% Construction & Development Loans / Total RBC: 37% Largest Property Types / Avg. LTV: Multifamily / 60% Industrial / 65% Office / 63% Hotel / 54% Retail / 61% Sr. Living / 65% Student Housing / 63% At September 30, 2020 Resi. Construction = 1% of total Industries as a percentage of investment CRE and construction portfolio. PPP loams are excluded from the denominator when calculating percentages of total loans. Concentrations are calculated using total risk-based capital for UMB Bank, n.a. Retail Multifamily Other * Office Building Hotel Industrial Sr. Living Student Housing Resi. Rental * Other - 10% Mixed Use Vacant Land Self Storage Home Builder for-sale Healthcare Special Purpose Manufactured Housing $3.7B 25.4% of total UMB loans (2) Investment CRE Statistics Investment CRE / Construction Portfolio (1)

Paycheck Protection Program (“PPP”) Kansas City CO St. Louis AZ KS TX PPP Loans by Region PPP Loans by Industry Originated more than 5,300 PPP loans totaling $1.5 billion; median size $53k Greater MO – 1.9% Other – 0.2% NE – 0.6% OK – 0.5%

Exposure to Sensitive Industries

Industry	Balance ($ millions)	% of total loans [2]	Potentially More Impacted Subset [1]	% of total loans [2]
Multifamily CRE	$630	4.4%	$401	2.8%
Hotel CRE	535	3.7	278	1.9
Retail CRE	484	3.3	236	1.6
Oil and Gas	428	3.0	152	1.0
Sr. Living CRE	304	2.1	258	1.8
Student Housing CRE	177	1.2	66	0.5
Total	**$2,558**	**17.7%**	**$1,391**	**9.6%**



All Other Loans
9.6%
$1.4B
90.4%
$13.1B
(2)

Multifamily
- Majority are Class A properties which have performed well throughout the pandemic
- 55% to top sponsors; weighted avg. LTV 60%
- 90%+ of multifamily properties reported collecting rent in in September

Hotel CRE
- Majority limited service and extended stay with national-brand flags
- 62% to top sponsors; weighted avg. LTV 54%
- Occupancy rates increased from lows in March/April

Retail CRE
- ~39% grocery-anchored
- Free-standing restaurants are ~4% of portfolio
- 51% to top sponsors; weighted avg. LTV 61%
- As of mid-October, most retail tenants have re-opened and begun paying rent

Oil & Gas
- Oil & gas have shown price stability
- Long-term relationships with seasoned operators
- Multiple clients well-hedged against commodity prices
- Continue to monitor service sector

Senior Living CRE
- Defined as independent, assisted living and memory care facilities
- 22% to top sponsors; weighted avg. LTV 65%
- Several facilities reopening at limited levels and resuming some tours/move-ins

Student Housing
- 63% to top sponsors; weighted avg. LTV 63%
- Student housing occupancy rates have increased with campuses re-opening, even with online classes

(1) We analyzed our portfolios in each category for specific characteristics based on what is currently known, such as guarantees, recourse, liquidity positions and hedging strategies that provide protection, as well as those which may carry more risk if the current environment is prolonged. This "more impacted subset" are balances that we're monitoring more closely.
(2) PPP loans are excluded from the denominator when calculating percentages of total loans.

25

Asset Quality

Loan Risk Profile – 3Q 2020 At June 30 2020 Total past due and accruing amounts include loans 30-89 days past due of $7.5 million and loans > 90 days past due of $1.4 million.

Modification Trends June 30, 2020 September 30, 2020 Modifications on loans only; excludes modifications on held-to-maturity securities of $9.0 million at 9/30/20 and $15.8 million at 6/30/20. Percentages are modifications on loans as percentage of total loans excluding PPP balances. Business banking customers were proactively offered a 6-month deferral. The majority of these deferrals will expire in the fourth quarter 2020. Loan modifications / deferrals of $698 million at 9/30/20 47% reduction in modified loan balances compared to 6/30/20 Excluding Business Banking (2), 65% reduction to $322 million as of 9/30/20 ($ in millions) Total ex. Business Banking (1) (3) Total (1) (2) All Others Commercial Business Banking CRE (1)

Net Charge-Off History Loan categories for disclosure were updated in Q1 2020 with the adoption of ASU 2016-13. In prior periods, net charge-offs for “Commercial Loans” included C&I, commercial credit card, asset-based and factoring loans. Net charge-offs for “Other” included consumer credit cards, all real-estate related loans, consumer loans and DDA.

Current Expected Credit Loss (“CECL”) Implementation CECL Methodology and Key Assumptions Macroeconomic forecast Moody’s Baseline forecast as of September 8th 50% probability the economy performs better or worse Assumptions: Seven-day moving average of COVID-19 cases peaked in July and 13.7 million total cases expected $1.5 trillion in additional stimulus that is almost evenly split between state and local governments The Federal Reserve keeps the target range for the fed funds rate at 0% to 0.25% into 2023 10-year Treasury Yield averages 0.69% in 4Q20 and 1.05% in 2021 Average unemployment of 8.7% in 2020 and remaining at 8.4% through 2021 Annualized GDP of 2.9% in 4Q20 and 3.5% in 2021 Key Risks: Delay of next round of fiscal stimulus including failure to provide aid to state and local governments Cut in unemployment benefits reduces consumer spending more than expected Larger than anticipated wave of small-business bankruptcies that prevents unemployment from falling as quickly as anticipated Key Variables Source: Moody's Analytics Interest Rates including: Fed Funds Rate 2-Year Treasury Unemployment rate Home Price Index 1 year reasonable & supportable period 10-Year Treasury BBB Corporate Yield

CECL: Conservative & Prudent Reserve Build 3Q20 Balances Allowance % of total ACL % Commercial $11,408 $178.9 83% 1.6% National Businesses $497 $3.6 2% 0.7% Consumer real estate $1,841 $7.6 4% 0.4% Credit cards $366 $17.3 8% 4.7% Other $349 $4.3 2% 1.2% Total Loans, ex. PPP $14,461 $211.7 99% 1.5% PPP Loans $1,489 Total Loans $15,950 $211.7 99% 1.3% HTM Securities $1,070 $2.8 1% 0.3% Total Loans & HTM Securities $17,020 $214.5 100% 1.3% $ in millions Commercial & Industrial and Commercial Real Estate loan portfolios accounted for 83% of the allowance 3Q’20 provision expense of $16.0MM is 3.1x 3Q’20 NCOs Total loan reserves to nonperforming loans is 2.3x Elected 5-year regulatory capital phase-in under recently issued inter-agency guidance

3Q’20 Changes to Allowance Allowance for Credit Losses ($ in millions) $203.6 ($5.1) Net Charge-offs $16.0 Credit Risk Changes ACL 06/30/20 ACL 09/30/20 $214.5

Appendix

Dividend increase = 228.9% Returning Capital to Our Shareholders Annual Dividends Declared 2000 - 2020 2020 = $1.25 3.3% annual increase (1) Dividends adjusted for 2-for-1 stock split in 2006. (1)

Long-Term Value Creation (1) Growth rates for earnings per share represent compound annual rates based on a rolling twelve-month period ending September 30, 2020. (2) Tangible book value per share is a non-GAAP measure. See reconciliation on slide 40. *All publicly-traded banks with data reported for both 3Q’05 and 3Q’20; **UMB traditional peer group (15 banks); ***KBW Nasdaq Regional Bank Index (50 banks). Source: S&P Global; current as of 10/23/20 15-Year Compounded Annual Growth Rates 3Q’05 – 3Q’20 UMBF KRX*** Industry* Peer Median** Diluted Earnings Per Share Tangible Book Value Per Share (2) (1)

Non-GAAP Reconciliations In this presentation, we provide information about pre-tax pre-provision income, net operating income, operating earnings per share-diluted (operating EPS-diluted), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, pre-tax, pre-provision earnings per share-diluted (PTPP EPS), tangible shareholders’ equity, tangible assets, tangible common equity ratio and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures and the nearest comparable GAAP financial measures are reconciled on the next 4 slides. The Company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, severance-, and COVID-19 related items that management does not believe reflect the Company’s fundamental operating performance. COVID-19 related expense includes hazard pay for branch associates, computer hardware expense to support associates working remotely, and additional equipment, cleaning and janitorial supplies to protect the well-being of our associates and customers while on the Company’s premises. Pre-tax pre-provision income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding income tax and provision expense. Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, COVID-19 related expense, and the cumulative tax impact of these adjustments. Operating EPS-diluted is calculated as diluted earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the Company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the Company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the Company’s operating noninterest expense, net of amortization of other intangibles, divided by the Company’s total non-GAAP revenue (which is calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net). Tangible book value per shares is defined as the Company’s total shareholders’ equity, net of intangible assets, divided by the Company’s total shares outstanding. Tangible common equity ratio is calculated as the Company’s total shareholders’ equity, net of intangible assets, divided by the Company’s total assets, net of intangible assets.

Non-GAAP Reconciliations Pre-Tax, Pre-Provision Income

Non-GAAP Reconciliations (1) Calculated using the Company's marginal tax rate of 22.2%. Net Operating Income

Non-GAAP Reconciliations Operating Noninterest Expense & Efficiency Ratio

Non-GAAP Reconciliations Tangible Common Equity Ratio Tangible Book Value Share count for December 31, 2004 adjusted for Company’s 2-for-1 stock split on May 31, 2006.